Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: 12/31/2004 Determination Date: 01/12/2005 Distribution Date: 01/18/2005

		Original	Beginning			Current	Total Class		Ending
	Certificate	Certificate	Certificate			Realized	Principal	Total	Certificate
Class	Rate	Balance	Balance	Interest	Principal	Loss	Distribution	Distribution	Balance

AS-1	0.0000%	137,788,000.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Factors per Thousand				0.00000000	0.00000000		0.00000000	0.00000000	0.00000000

AS-2	0.0000%	141,057,000.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Factors per Thousand				0.00000000	0.00000000		0.00000000	0.00000000	0.00000000

AS-3	2.4700%	190,443,000.00	186,268,000.00	434,521.85	2,200,000.00	0.00	2,200,000.00	2,634,521.85	184,068,000.00
Factors per Thousand				2.28163729	11.55201294		11.55201294	13.83365023	966.52541705

MS-1	3.2525%	22,084,000.00	15,189,961.27	46,660.61	214,719.05	0.00	214,719.05	261,379.66	14,975,242.22
Factors per Thousand				2.11286950	9.72283327		9.72283327	11.83570277	678.10370494

MS-2	3.6525%	23,463,000.00	16,708,215.35	57,636.38	797,020.50	0.00	797,020.50	854,656.88	15,911,194.85
Factors per Thousand				2.45647956	33.96924946		33.96924946	36.42572902	678.13983080

BS	5.4025%	12,423,000.00	8,845,525.77	45,133.07	421,952.02	0.00	421,952.02	467,085.09	8,423,573.75
Factors per Thousand				3.63302503	33.96538839		33.96538839	37.59841343	678.06276664

Pool I		527,258,000.00	227,011,702.39	583,951.91	3,633,691.57	0.00	3,633,691.57	4,217,643.48	223,378,010.82
Totals				1.10752594	6.89167650		6.89167650	7.99920244	423.65978481

AN	2.9025%	55,395,000.00	16,387,638.71	44,922.61	487,095.71	0.00	487,095.71	532,018.32	15,900,543.00
Factors per Thousand				0.32602701	3.53510980		8.79313492	9.60408557	287.03931763

MN	3.6525%	2,229,000.00	1,313,513.03	4,531.07	39,042.03	0.00	39,042.03	43,573.10	1,274,471.00
Factors per Thousand				0.03288436	0.28334852		17.51548949	19.54827277	571.76805742

BN	5.4025%	4,457,000.00	4,109,405.93	20,967.67	448,320.87	0.00	448,320.87	469,288.54	3,661,085.06
Factors per Thousand				0.15217341	3.25370040		100.58803484	105.29247027	821.42361678

Pool II		62,081,000.00	21,810,557.67	70,421.35	974,458.61	0.00	974,458.61	1,044,879.96	20,836,099.06
Totals				0.13356146	1.84816277		15.69656748	16.83091381	335.62763261

Totals		589,339,000.00	248,822,260.06	654,373.26	4,608,150.18	0.00	4,608,150.18	5,262,523.44	244,214,109.88

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: 12/31/2004 Determination Date: 01/12/2005 Distribution Date: 01/18/2005

Certificate Information

			Interest	Applied		Unpaid
	Interest	Remittance	Shortfall	Realized Loss	Realized Loss	Realized Loss
Class	Requirement	Rate	Carryforward	Amount	Amount	Amount
AS-1	0.00	0.0000%	0.00	0.00	0.00	0.00
AS-2	0.00	0.0000%	0.00	0.00	0.00	0.00
AS-3	434,521.85	2.4700%	0.00	0.00	0.00	0.00
MS-1	46,660.61	3.2525%	0.00	0.00	0.00	0.00
MS-2	57,636.38	3.6525%	0.00	0.00	0.00	0.00
BS	45,133.07	5.4025%	0.00	0.00	0.00	0.00

AN	44,922.61	2.9025%	0.00	0.00	0.00	0.00
MN	4,531.07	3.6525%	0.00	0.00	0.00	0.00
BN	20,967.67	5.4025%	0.00	0.00	0.00	0.00

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: 12/31/2004 Determination Date:01/12/2005 Distribution Date: 01/18/2005

Pool I

Schedule of Remittance

Aggregate Amount Received	4,643,588.77
Monthly Advances	0.00
Transfer from Rounding Account	2,685.59
Reimburse Rounding Account	(3,704.33)
(Servicing Fee)	(85,506.76)
(Unreimbursed Monthly Advances)	0.00

Available Remittance Amount	4,557,063.27

Bond Interest Distributed	583,951.91
Bond Principal Distributed	3,633,691.57
Escrow Fee	28,376.46
Amounts transferred to the Owner Trustee	311,043.33

4,557,063.27

Collateral Information

Accelerated Principal Distribution		0.00
Aggregate Beginning Principal Balance of Loans		252,571,802.48
Aggregate Ending Principal Balance of Loans		249,587,370.29
Principal Prepayments (No. / Amt)	5	2,470,190.50
Curtailments		13,337.93
Excess and Monthly Payments		500,903.76
Recoveries on Previous Realized Losses		292,573.06
Interest Received		1,366,583.52
Compensating Interest		157.68
Realized Losses (Current / Cumulative)	0.00	33,418,076.19
Excess Spread		961,321.45
Spread Amount		26,209,359.47
Specified Subordinated Amount		26,206,673.88

Weighted Average Loan Interest Rate		6.3860%
LIBOR Rate		2.4025%
Auction Rate		2.4700%

Prior Three Months Weighted Average Loan Interest Rate

09/30/04	10/31/04	11/30/04
6.0744%	6.3817%	6.3811%

HSBC Bank USA Issuer Services 10 East 40th Street, 14th Floor New York, NY 10016-0200	Susie Moy Phone: 212-525-1362 Fax: 212-525-1300

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: 12/31/2004 Determination Date: 01/12/2005 Distribution Date: 01/18/2005

Pool II

Schedule of Remittance

Aggregate Amount Received	1,052,177.70
Monthly Advances	0.00
(Servicing Fee)	(6,388.97)
(Unreimbursed Monthly Advances)	0.00

Available Remittance Amount	1,045,788.73

Bond Interest Distributed	70,421.35
Bond Principal Distributed	974,458.61
Escrow Fee	908.77
Amounts transferred to the Owner Trustee	0.00

1,045,788.73

Collateral Information

Accelerated Principal Distribution		230,801.04
Aggregate Beginning Principal Balance of Loans		25,019,295.74
Aggregate Ending Principal Balance of Loans		24,275,638.17
Principal Prepayments (Number / Amount)	2	517,779.64
Curtailments		0.00
Excess and Monthly Payments		225,877.93
Recoveries on Previous Realized Losses		194,002.06
Interest Received		114,518.07
Compensating Interest		510.22
Realized Losses (Current / Cumulative)	0.00	8,782,100.21
Excess Spread		230,801.04
Spread Amount		4,551,682.16
Specified Subordinated Amount		4,551,682.16
LOC Available Amount		1,112,143.05
LOC Available Amount as percentage of Pool Principal Balance		5.34%

Weighted Average Loan Interest Rate		6.6454%
LIBOR Rate		2.4025%

Prior Three Months Weighted Average Loan Interest Rate

09/30/04	10/31/04	11/30/04
6.1716%	6.6468%	6.6395%

HSBC Bank USA Issuer Services 10 East 40th Street, 14th Floor New York, NY 10016-0200	Susie Moy Phone: 212-525-1362 Fax: 212-525-1300

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: 12/31/2004 Determination Date: 01/12/2005 Distribution Date: 01/18/2005

Exhibit L

Outstanding Balance — Pool I	249,587,370.29
# Accounts	375

Delinquent Information	# Loans	Pool Amount	Pool %

Delinquent 1-29 Days	186	133,812,955.00	53.61%
Delinquent 30-59 Days	4	2,193,025.42	0.88%
Delinquent 60-89 Days	4	3,332,716.66	1.34%
Delinquent 90 and Over	4	3,680,487.64	1.48%

Loans in Foreclosure	0	0.00	0.00%
REO Property	0	0.00	0.00%

Totals	198	143,019,184.72	57.30%

Outstanding Balance — Pool II	24,275,638.17
# Accounts	80

Delinquent Information	# Loans	Pool Amount	Pool %

Delinquent 1-29 Days	36	11,984,778.03	49.37%
Delinquent 30-59 Days	0	0.00	0.00%
Delinquent 60-89 Days	0	0.00	0.00%
Delinquent 90 and Over	1	300,600.42	1.24%

Loans in Foreclosure	0	0.00	0.00%
REO Property	0	0.00	0.00%

Totals	37	12,285,378.45	50.61%

HSBC Bank USA Issuer Services 10 East 40th Street, 14th Floor New York, NY 10016-0200	Susie Moy Phone: 212-525-1362 Fax: 212-525-1300

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: 12/31/2004 Determination Date: 01/12/2005 Distribution Date: 01/18/2005

Series 1999-1

The following additional information, presented in dollars, pursuant to Section 7.10 subclauses (ii), (iii), (v), (vi), (vii), (viii), and (xv) is provided for each Class per $1,000 original dollar amount as of the Cut-off date.

Sub-Clause	Class AS-1	Class AS-2	Class AS-3	Class MS-1	Class MS-2	Class BS	Pool I
(ii)	0	0	978	688	712	712	431
(iii)	0	0	12	10	34	34	7
(v)	0	0	2	2	2	4	1
(vi)	0	0	13	0	0	0	5
(vii)	0	0	0	0	0	0	0
(viii)	0	0	3	0	0	0	1
(xv) (a, b & c)	0	0	967	678	678	678	424

Sub-Clause	Class AN	Class MN	Class BN	Pool II
(ii)	296	589	922	351
(iii)	9	18	101	16
(v)	1	2	5	1
(vi)	9	0	0	8
(vii)	0	0	0	0
(viii)	4	0	0	4
(xv) (a, b & c)	287	572	821	336

HSBC Bank USA Issuer Services 10 East 40th Street, 14th Floor New York, NY 10016-0200	Susie Moy Phone: 212-525-1362 Fax: 212-525-1300

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: 12/31/2004 Determination Date: 01/12/2005 Distribution Date: 01/18/2005

I, Stephanie Hartson, Assistant Vice President, represent that Wachovia Commercial Mortgage, Inc., complied with section 7.10 of the Sale and Servicing Agreement dated May 31, 1999 pertaining to Series 1999-1 in preparing the accompanying Trust Administrator’s Certificate.

Wachovia Commercial Mortgage, Inc.

By: /s/ Stephanie Hartson

Name: Stephanie Hartson
Title: Assistant Vice President

HSBC Bank USA Issuer Services 10 East 40th Street, 14th Floor New York, NY 10016-0200	Susie Moy Phone: 212-525-1362 Fax: 212-525-1300